As filed with the Securities and Exchange Commission on June 23, 2011

Registration No. 333-160406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primus Telecommunications Group, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	No. 54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

(Address of Principal Executive Offices)

Primus Telecommunications Group, Incorporated Management Compensation Plan, as Amended

(Full Title of Plan)

Christie A. Hill, Esq.

General Counsel, Secretary and Senior Vice President, Compliance Officer

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

(Name and Address of Agent for Service)

(703) 902-2800

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

On July 2, 2009, Primus Telecommunications Group, Incorporated (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-160406) with the Securities and Exchange Commission (the “Original Registration Statement”). Pursuant to the undertakings contained in Part II, Item 9 of the Original Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating Exhibit 23.1 of the Original Registration Statement to incorporate by reference the audit report of Deloitte & Touche LLP dated March 25, 2011 with respect to the Registrant’s consolidated financial statements for the fiscal year ended December 31, 2010. This Amendment does not modify any provision of Part I or Part II of the Original Registration Statement other than Exhibit 23.1 as set forth below and filed herewith.

No additional shares of the Registrant’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Registrant’s common stock to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, State of Virginia.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Date: June 23, 2011	By:	/s/ Peter D. Aquino
Peter D. Aquino
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Aquino and James C. Keeley, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any and all additional post-effective amendments to this Amendment, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Peter D. Aquino	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2011
Peter D. Aquino

/s/ James C. Keeley	Vice President—Corporate Controller,	June 23, 2011
James C. Keeley	Acting Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Director
Mark E. Holliday

/s/ Steven D. Scheiwe	Director	June 23, 2011
Steven D. Scheiwe

/s/ John B. Spirtos	Director	June 23, 2011
John B. Spirtos

/s/ Neil S. Subin	Director	June 23, 2011
Neil S. Subin

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

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